NSAR ITEM 77O
January 1, 2004 - June 30, 2004
Van Kampen Harbor Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            CP Ships    SalomonSmith   1,200,000     0.600      02/19/04
                             Barney

    2            Imclone      UBS Investment 1,800,000    0.300      05/03/04
             System, Inc.       Bank
             144A 1.375%
                  5/15/24

    3          Conseco Inc.    Goldman Sachs   150,000    0.341      05/06/04

    4      Genworth Financial  Goldman Sachs   60,000     0.250      05/24/04



Underwriters for #1:
Morgan Stanley
RBC Capital Markets
Citigroup
Danske Bank
Scotia Capital Inc.


Underwriters for #2:
Morgan Stanley
UBS

Underwriters for #3:
Goldman, Sachs & Co.
Morgan Stanley
Banc of America Securities LLC
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
Lazard
Advest, Inc.
Keefe, Bruyette & Woods

Underwriters for #4
Morgan Stanley
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities
Merrill Lynch & Co.
Citigroup
JPMorgan
UBS Investment Bank
Credit Suisse First Boston
Lehman Brothers